UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2004

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South Richfield, Minnesota

55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report)

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

The registrant has elected to change the record keeper for the Best Buy Retirement Savings Plan (the “Plan”). As a result of this change, there will be a blackout period in which Plan participants temporarily will be unable to: (1) direct or diversify the assets held in their Plan accounts, (2) obtain a loan under the Plan, or (3) obtain a distribution from the Plan. The blackout period is expected to commence at the close of business on March 24, 2004, and is expected to end during the week beginning April 18, 2004.

Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 245.104 of the Securities and Exchange Commission’s Regulation BTR, and concurrently with the filing of this Current Report on Form 8-K, the registrant transmitted a notice of the impending blackout period to the members of its Board of Directors and executive officers. The notice is furnished as Exhibit No. 99 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: March 1, 2004	By:	/s/ Darren R. Jackson
Darren R. Jackson
Executive Vice President – Finance and
Chief Financial Officer